Exhibit 10
Material Contracts (b)





















CHOCK FULL O'NUTS CORPORATION

BENEFITS PROTECTION TRUST
































TABLE OF CONTENTS

ARTICLE                                                                  PAGE

1:      Definitions                                                      2

2:      Creation of Trust                                                3

3:      Expense Account                                                  5

4:      Management of Trust Assets                                       5

5:      Administrative Powers                                            9

6:      Trustee's Powers after Change in
	Control                                                          10

7:      Taxes, Expenses and Compensation
	of Trustee                                                       15

8:      General Duties of Trustee                                        16

9:      Indemnification                                                  18

10:     No Duty to Advance Funds                                         19

11:     Accounts                                                         19

12:     Administration of the Plan;
	Communications                                                   22

13:     Resignation or Removal of Trustee                                24

14:     Amendment of Agreement;  Termination
	of Trust                                                         28

15:     Prohibition of Diversion                                         30

16:     Prohibition of Assignment of
	Interest                                                         31

17:     Miscellaneous                                                    31

Exhibit A                                                                35

Exhibit B                                                                36

Exhibit 1                                                                37

Exhibit 2                                                                39





BENEFITS PROTECTION TRUST AGREEMENT



		THIS TRUST AGREEMENT, made as of June 2, 1988, by and between Chock Full O'Nuts Corporation, a corporation organized and existing under the laws of the State of New York, and National Westminster Bank USA, a national banking association, organized and existing under the laws of the United States of America (hereinafter referred to as the "Trustee"),

W I T N E S S E T H :

		WHEREAS, the Company (as hereinafter defined) or an Affiliate (as hereinafter defined) thereof has adopted the plans, programs, and policies and has entered into the contracts listed on Schedule 1 (hereinafter referred to either specifically by name or collectively as the "Plans") and may adopt or enter into other such plans which will be listed from time to time on Schedule 1 and may, from time to time, amend, modify or terminate any such Plan in accordance with its terms or to comply with any changes in the law and to increase the number of participants in any such Plan; and
		WHEREAS, the Company desires to establish a Benefits Protection Trust (hereinafter referred to as this "Trust") in order to ensure that Participants (as hereinafter defined) and their beneficiaries will receive the benefits which the Company and its Affiliates are obligated to provide for them or which they reasonably anticipate receiving pursuant to the Plans; and









		WHEREAS, the Trustee is not a party to the Plans; and

		WHEREAS, the aforesaid obligations of the Company are not funded or otherwise secured and the Company has agreed to take steps to assure that the future payment of amounts under such Plans will not be improperly withheld in the event that a "Change in Control" (as hereinafter defined) of the Company should occur; and

		WHEREAS, for purposes of assuring that such payments will not be improperly withheld, the Company desires to deposit with the Trustee, subject to the claims of the Company's existing or future general creditors, amounts of cash or marketable securities for the payment of the fees and expenses of the Trustee in pursuing claims of the Participants and their beneficiaries against the Company for such payments under the Plans;

		NOW, THEREFORE, the Company and the Trustee agree as follows:
		 ARTICLE 1:     Definitions.
			1.1 "Affiliate" shall mean any corporation, partnership or other entity, the majority interest in which is held by the Company directly or through one or more intermediaries.
			1.2     The "Board" shall mean the Board of
				Directors of Chock Full O'Nuts Corporation.
			1.3 A "Change in Control" will be deemed to have occurred if following




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		(i)     a tender or exchange offer for voting securities of
		the Company,

		(ii) a proxy contest for the election of directors of the Company, or

		(iii) a merger or consolidation or sale of all or substantially all of the business or assets of the Company.

the persons constituting the Board immediately prior to the initiation of such event cease to constitute a majority of the Board upon the occurrence of such event or within one year after such event.

			1.4 "Company" shall mean Chock Full O'Nuts Corporation, its successors, and assigns.

			1.5 "Participants" shall mean active and former directors and employees of the Company and/or of its Affiliates.

ARTICLE  2.        Creation of Trust.

			2.1 The Company hereby establishes with the Trustee and the Trustee hereby accepts a trust which shall be used exclusively to pay the fees, expenses and indemnities due or incurred by the Trustee in accordance with the terms of this Trust Agreement (hereinafter sometimes referred to as the "Expense Account").







- - - 3 -


			2.2 The Company and the Trustee agree that the Trust created herein shall be revocable at any time before a Change in Control, but shall not be revocable by the Company or by any successor thereto after a Change in Control. The Trust established hereunder is intended to be a grantor trust within the meaning of Section 671 of the Internal Revenue Code of 1986, as hereafter amended, and all interest and other income earned on the investment of the Trust shall for such purposes be the property of, and taxable to, the Company. All taxes on or with respect to the Trust shall be payable by the Company from its separate funds and shall not be a charge against the Trust.

			2.3 The Company may add plans to this Trust, by amending Schedule 1 and notifying the Trustee in writing 10 days in advance of amending Schedule 1, provided such additional plans are substantially similar in design to those Plans listed on Schedule 1 and subject to the terms of this Trust Agreement. If the Company amends any existing Plans, it shall send to the Trustee a copy of any such amendments and no consent of the Trustee to such amendments is required. Plans which are not substantially similar in design to those Plans listed on Schedule 1 (including, in particular, any qualified defined benefit pension plan) may be added to this Trust only with the consent of the Trustee whose consent will not be unreasonably withheld.






- - - 4 -


	ARTICLE 3:              Expense Account.
			3.1 Concurrently with the execution of this Trust, the Company will deliver to the Trustee, to be held in trust hereunder and credited to the Expense Account, the sum of seven hundred thousand dollars ($700,000) in cash, to be administered and disposed of by the Trustee as provided herein.

			3.2 At any time, the Company shall have the unlimited right to add to the Expense Account additional amounts of cash. Such amounts (together with the income attributable thereto) which are over and above the amount described in Section 3.1 of this Article 3 may be withdrawn by the Company at any time prior to a Change in Control, but not after.

	ARTICLE 4:              Management of Trust Assets.
			4.1     Prior to a Change in Control, the Trust
assets shall be held, invested and reinvested by the Trustee, as designated by the written direction of the Company from time to time. The Trustee shall not be under any duty, or have any right, to question any such directions of the Company or to review any securities or other property held pursuant to such direction, or to make any suggestions to the Company in connection therewith, or have any liability for any loss resulting from such directions of the Company; and the Trustee shall as promptly as practicable comply with any directions given by the Company hereunder. In exercising the powers of the Company under this Section 4.1 the Company shall act by its Chairman of the



- - - 5 -


Board or President of such designees, each of whom is fully authorized to exercise such powers. The Trustee may, and shall, follow the written directions signed by said Chairman of the Board or President or such designees.

			4.2 In the absence of written direction of the Company, the Trustee shall invest the assets as if a Change in Control had occurred as provided in Section 4.3 or this Article 4 and Article 6.

			4.3 After a Change in Control, the Trustee shall have exclusive authority and discretion to manage and control the Trust assets and may employ investment managers including affiliates of the Trustee to manage the investment of the Trust assets. Pursuant to such authority and discretion, the Trustee may exercise, from time to time and at any time, the power:

				(a)     To invest and reinvest the Trust,
without distinction between principal and income, in shares of stock (whether common or preferred) or other evidences of ownership, bonds, debentures, notes or other evidences of indebtedness, unsecured or secured by mortgages on real or personal property wherever situated (including any part interest in a bond and mortgage or note and mortgage whether insured or uninsured) and other property, or part interest in property, real or personal, foreign or domestic, and in order to reduce





- - - 6 -


the rate of interest rate fluctuations, contracts, as either buyer or seller, for the future delivery of United States Treasury securities and comparable

Federal-Government-backed securities;
				(b)     To sell, convey, redeem, exchange,
grant options for the purchase or exchange of, or otherwise dispose of, any real or personal property, at public or private sale, for cash or upon credit, with or without security, without obligation on the part of any person dealing with the Trustee to see to the application of the proceeds of or to inquire into the validity, expediency or propriety of any such disposition;

				(c)     To exercise, personally or by general
or limited proxy, the right to vote any shares of stock, bonds or other securities held in the Trust; to delegate discretionary voting power to trustees of a voting trust for any period of time; and to exercise, personally or by power of attorney, any other right appurtenant to any securities or other property of the Trust;

				(d)     To join in or oppose any
reorganization, recapitalization, consolidation, merger or liquidation, or any plan therefor, or any lease, mortgage or sale of the property of any organization the securities of which are held in the Trust; to pay from the Trust any assessments, charges or compensation specified in any plan of reorganization, recapitalization,





- - - 7 -


consolidation, merger or liquidation; to deposit any property with any committee or depository; and to retain any property allotted to the Trust in any reorganization, recapitalization, consolidation, merger or liquidation;

				(e)     To exercise or sell any conversion or
subscription or other rights appurtenant to any stock, security or other property held in the Trust;

				(f)     To borrow from any lender (including
the Trustee in its individual capacity) money, in any amount and upon any reasonable terms and conditions, for purposes of this Trust Agreement, and to pledge or mortgage any property held in the Trust to secure the repayment of any such loan;

				(g)     To compromise, settle or arbitrate
any claim, debt, or obligation of or against the Trust; to enforce or abstain from enforcing any right, claim, debt or obligation (subject to the provisions of Section 6.3 of Article 6); and to abandon any property determined by it to be worthless;

				(h)     To make loans of securities held in
the Trust to registered brokers and dealers upon such terms and conditions as are permitted by applicable law and regulations, and in each instance to permit the securities so lent to be registered in the name of the borrower or a nominee of the borrower, provided that in each instance and loan is adequately





- - - 8 -


secured and neither the borrower nor any affiliate of the borrower has discretionary authority or control with respect to the assets to the Trust involved in the transaction or renders investment advice with respect to those assets; and


				(i)     To invest and reinvest any property
in the Trust in any other form or type of investment not specifically mentioned in this Paragraph.

		ARTICLE 5:              Administrative Powers.

		The Trustee shall have and in its sole and absolute discretion may exercise from time to time at any time the following administrative powers and authority with respect to the Trust:

			5.1 To hold property of the Trust in its own name or in the name of a nominee or nominees, without disclosure of the trust, or in bearer form so that it will pass by delivery, but no such holding shall relieve the trustee of its responsibility for the safe custody and disposition of the Trust in accordance with the provisions of this Trust Agreement; the Trustee's books and records shall at all times show that such property is part of the Trust; and the Trustee shall be absolutely liable for any loss occasioned by the acts of its nominee or nominees with respect to securities registered in the name of the nominee or nominees;







- - - 9 -



			5.2 To organize and incorporate under the laws of any state it may deem advisable one or more corporations (and to acquire an interest in any such corporation that it may have organized and incorporated) for the purpose of acquiring and holding title to any property, interests or rights that the Trustee is authorized to acquire under Article 4 hereof;

			5.3 To employ in the management of the Trust suitable agents, without liability for any loss occasioned by any such agents selected by the Trustee with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;

			5.4 To make, execute and deliver, as Trustee, any deeds, conveyances, leases, mortgages, contracts, waivers or other instruments in writing that the Trustee may deem necessary or desirable in the exercise of its powers under this Trust Agreement; and

			5.5 To do all other acts that the Trustee may deem necessary or proper to carry out any of the powers set forth in this Trust Agreement or otherwise in the best interests of the Trust.

		ARTICLE 6:              Trustee's Powers after Change in
Control.

			6.1 After a Change in Control, the Trustee shall exercise for the sole benefit of the Plan's Participants and their beneficiaries any of the powers set forth in Section 4.3 of Article 4.


- - - 10 -



			6.2 Within thirty (30) days after a Change in Control, the Company shall notify all Participants, and beneficiaries of the Plans who are entitled to receive benefits under the Plans, in writing of the Trustee's availability to aid them in pursuing any claims that may have against the Company under the terms of those Plans under which they are covered. The Company shall provide such notice by using the same method as required by the Department of Labor pursuant to 29 C.F.R. 2520.104b-1 (b) (1) as now in effect without regard to subsequent amendments. If the Company fails to do so, the Trustee shall send such notice by certified mail return receipt requested to all Participants and/or the beneficiaries described above to their last address provided to the Trustee by the Company prior to a Change in Control. In addition, the Trustee may, at its option, provide such notification by placing an advertisement in one newspaper of general circulation in each of the ten locations in which the largest number of employees of the Company and its Affiliates are located as communicated by the Company to the Trustee prior to a Change in Control.

			6.3     (a)     If, after a Change in Control, a
Participant or beneficiary notifies the Trustee that the Company (or insurance company, contract administrator or any other party acting on the Company's behalf, if applicable) has refused to pay a claim under






- - - 11 -


any of the Plans, then, unless the Trustee shall determine that the claim has no basis in law and fact, the Trustee:

					(1)     will promptly attempt to
negotiate with the Company to obtain payment, settlement, or other disposition of the claim, subject to the consent of the Participant or beneficiary;

					(2)     will, if negotiations fail
within ninety (90) days to   result in a payment, settlement or other
disposition agreeable to the Participant or beneficiary (hereinafter referred to in this Article 6 as the "Plaintiff"), upon the receipt of written authorization from the Plaintiff in substantially the form attached as Exhibit A hereto, institute and maintain legal proceedings (hereinafter referred to as the "Litigation") against the Company or other appropriate person or entity to recover on the claim on behalf of the plaintiff; and

					(3)     may, subject to the consent
of the Plaintiff, settle or   discontinue the Litigation.

				(b)     The Trustee shall direct the course
of the Litigation and shall keep the Plaintiff informed of the progress of the Litigation as the Trustee deems appropriate, but no less frequently than quarterly. If, during the Litigation,





- - - 12 -


					(1)     the Plaintiff directs in
writing that the litigation on behalf of the Plaintiff be settled or discontinued, the Trustee shall take all appropriate action to follow such direction, provided that the written direction specifies the terms and conditions of the settlement or discontinuance, and further provided that the Plaintiff, if requested by the Trustee, shall execute and deliver to the Trustee a document in a form acceptable to the Trustee releasing and holding harmless the Trustee from any liability resulting from the Trustee's following such direction;

					(2)     The Plaintiff refuses to
consent to the settlement or other disposition of the Litigation on terms recommended in writing by the Trustee or does not agree with the Trustee's conduct of the Litigation, the Trustee may proceed in its sole and absolute discretion, to take such action as it deems appropriate in the Litigation, including entering into settlement or discontinuance of the Litigation, provided that the Trustee shall first afford the Plaintiff at least fourteen
(14) days advance notice of any decision to settle or otherwise discontinue the Litigation; further provided, however, that the Trustee shall not be authorized to proceed in the Litigation on behalf of the Plaintiff after





- - - 13 -


(i) the Plaintiff shall have revoked in writing the authorization of the Trustee to proceed on his behalf (in substantially the form attached as Exhibit B hereto) and shall have delivered such writing to the Trustee and
(ii) the Plaintiff shall have appointed his own counsel, whose fees and expenses are to be paid by the Plaintiff and who shall appear in the Litigation on behalf of the Plaintiff in lieu of counsel retained by the Trustee. Thereafter, the Trustee shall have no obligation to proceed further on behalf of such Plaintiff or to pay from the Trustee Expense Account any costs or expenses incurred in the Litigation after the date of the delivery of such writing.
				(c)     The Trustee is empowered to retain,
at the expense of the Trust, counsel and other appropriate experts, including actuaries and accountants, to aid it in making any determination under this Article 6 and in determining whether to pursue or settle any Litigation and to pursue or settle any Litigation. The Trustee shall have the discretion to determine the form and nature that any Litigation against the Company, or other appropriate person or entity, shall take, and the procedural rules and laws applicable to such Litigation shall supersede any inconsistent provision in this Trust Agreement.





- - - 14 -


			6.4 After a Change in Control, the Trustee shall bill the Company directly, on a monthly basis, for all fees an expenses described in Section 7.2. The Trustee may commence legal action against the Company to recover any amount not paid within 30 days of the billing date, and shall be obligated to commence such an action if the Company's failure to pay causes a reduction in the assets of the Expense Account contributed pursuant to Article 3 below six hundred thousand dollars($600,000).

		ARTICLE 7:              Taxes, Expenses and Compensation of
					Trustee

			7.1 The Company shall pay any Federal, state, local or other taxes of whatever kind imposed or levied with respect to the assets and/or income of the Trust or any part thereof under existing or future laws, and the Company may contest the validity or amount of any tax, assessment, claim or demand respecting the Trust or any part thereof. The Trustee shall deduct any payroll taxes required to be withheld with respect to any payments made pursuant to the Trust.

			7.2     The Trustee shall be reimbursed on a
semi-annual basis prior to a Change in Control and on a monthly basis thereafter, or on such other basis as the Trustee deems reasonable, for the fees and expenses set forth in Schedule 2 attached hereto and its reasonable expenses, including but not limited to the retention of legal counsel (including but not limited to legal counsel and other professionals retained pursuant to Article 8 and to legal counsel retained




- - - 15 -


to represent the Trustee in any action brought by the Company or any Participant against the Trustee), accountants and actuaries and such other professionals as the trustee determines are necessary or appropriate to enable it to perform its services as Trustee.

		ARTICLE 8:              General Duties of Trustee.

			8.1 Subject to Article 14 hereof, the Trustee shall discharge its duties under this Trust Agreement solely in the interest of the Participants in the Plans and their beneficiaries and (1) for the exclusive purpose of enforcing the rights of Participants and their beneficiaries to benefits under the Plans (subject to Section 2.2 of Article 2 of this Trust Agreement); and (2) with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

			8.2 The Trustee is responsible for ascertaining whether a Change in Control has occurred. Among the ways the Trustee may use to determine whether a Change in Control has occurred is to read the Wall Street Journal and the New York Times on a daily basis and the Company will provide to the Trustee, in a timely manner, any Proxy Statements, Solicitation/Recommendation Statement on 14D-9 Schedules, and information statements






- - - 16 -


pursuant to Rule 14 (f) of the Securities Exchange Act of 1934, as amended (the "Act"), to the extent that the Company has filed such documents pursuant to the federal securities laws and copies of any initial filings and amendments thereto that the Company receives pursuant to Sections 13 (d) and 14 (d) of the Act.

			8.3 The Trustee may consult with counsel, who may be counsel for the Company prior to a Change in Control or for the Trustee in its individual capacity, and shall not be deemed imprudent by reason of its taking or refraining from taking any action in accordance with the opinion of counsel.

			8.4 The Company may designate in writing, prior to a Change in Control, counsel to be retained by the Trustee after a Change in Control to enforce the rights of Participants and beneficiaries to benefits under the Plans. If the designated counsel declines to provide representation, or the Trustee is not satisfied with the quality of representation provided, the Trustee may dismiss the designated law firm and engage another qualified law firm for this purpose; however, the law firm so engaged may not be the same law firm which represents the Trustee with respect to its responsibilities as Trustee in its individual capacity under this Trust Agreement. The Company may not dismiss or engage such counsel or cause the Trustee to






- - - 17 -


engage or dismiss such counsel after a Change in Control.

		ARTICLE 9:              Indemnification.

			9.1 The Company agrees, to the extent permitted by law, to indemnify and hold the Trustee harmless from and against any liability that the Trustee may incur in the administration of the Trust (including attorneys' fees and expenses), unless arising from the Trustee's own gross negligence, willful misconduct, or willful breach of the provisions of its obligations under this Trust Agreement. The Trustee shall not be required to give any bond or any other security for the faithful performance of its duties under this Trust Agreement, except as required by law.

			9.2     Any amount payable to the Trustee under this
Article 9 and not previously paid by the Company shall be paid by the Company promptly upon written demand therefor by the Trustee or, if the Company fails to make payment within 15 days after such written demand, from the Expense Account. In the event that payment is made hereunder to the Trustee from the Expense Account, the Trustee shall promptly notify the Company in writing of the amount of such payment. The Company agrees that, upon receipt of such notice, it will deliver to the Trustee to be held in the Trust an amount in cash equal to any payments made from the Trust to the Trustee pursuant to this Article 9. The failure of the Company to transfer any





- - - 18 -


such amount shall not in any way impair the Trustee's right to indemnification, reimbursement and payment pursuant to this Article 9. The provisions of this Article 9 shall survive the termination of this Trust Agreement.

		ARTICLE 10:             No Duty to Advance Funds.

		Nothing contained in this Trust Agreement shall require the Trustee to risk or expend its own funds in the performance of the duties of the Trustee hereunder. In the acceptance and performance of its duties hereunder, the Trustee acts solely as trustee and not in its individual capacity, and all persons, other than the Company, having any claim against the Trustee related to this Trust Agreement or the actions or agreements of the Trustee contemplated hereby shall look solely to the Trust for the payment or satisfaction thereof unless the Trustee's conduct has been willful or grossly negligent. Without limiting the foregoing, the Trustee shall not be liable in its individual capacity for the payment of the fees and expenses of counsel and other professionals retained by the Trustee in accordance with Articles 6, 7 and 8 hereof.

		ARTICLE 11:             Accounts.

			11.1    (a)     The Trustee shall keep accurate and
detailed accounts of all its receipts, investments and disbursements under this Trust Agreement on a July 31 year ("fiscal year") basis. Such person or persons as the Company shall designate shall be allowed to inspect the books of account relating to the Trust upon prior written request at any reasonable time




- - - 19 -


during business hours of the Trustee.

				(b)     Within 120 days after the close of
each fiscal year, the Trustee shall transmit to the Company, and certify the accuracy of, a written statement of the assets and liabilities of the Trust, showing the current value of each asset at the close of the fiscal year, and a written account of all the Trustee's transactions relating to the Trust during the period from the last previous accounting to the close of that year. For the purposes of this Subsection 11(b) the date of the Trustee's resignation or removal as provided in Article 13 hereof or the date of termination of the Trust as provided in Article 14 hereof shall be deemed to be the close of a year.

				(c)     Unless the Company shall have filed
with the Trustee written exceptions or objections to an such statement and account within 120 days after receipt thereof, the Company shall be deemed to have approved such statement and account; and in such case or upon the written approval by the Company of any such statement and account, the Trustee shall be forever released and discharged with respect to all matters and things contained in such statement and account as though it had been settled by decree of a court of competent jurisdiction in an action or proceeding to which the Company and all persons having any beneficial interest in the Trust were parties.





- - - 20 -


			11.2 The Trustee shall determine the fair market value of the Trust as of each July 31, or more frequently (but not more often than monthly) if it so desires. If there is a diminution in value of the Expense Account below six hundred thousand dollars ($600,000) prior to the occurrence of a Change in Control, the Company shall provide the Trustee with sufficient funds to make up for any such diminution in value within 15 days after written demand by the Trustee for such payment. At any time other than after a Change in Control, if the Company fails to comply with the Trustee's written demand within 15 days to provide the Trustee with sufficient funds to make up for any diminution in value below six hundred thousand dollars ($600,000) in the Expense Account, and Trustee may resign as Trustee upon six (6) months written notice in accordance with Section 13.1 of Article 13 hereof. The Trustee will have no duty to find or secure the appointment of a successor upon its resignation pursuant to this Section 11.2 of this Article 11, nor shall its resignation or the termination of any further duties be contingent upon the appointment and qualification of a successor. Notwithstanding the foregoing, no resignation pursuant to the foregoing provisions of this Section 11.2 may take effect on or after the date of a Change in Control.

			11.3 Nothing contained in this Trust Agreement or in the plans shall deprive the Trustee of the right to have a judicial settlement of its accounts. In any proceeding





- - - 21 -


for a judicial settlement of the Trustee's accounts or for instructions in connection with the Trust, the only other necessary party thereto in addition to the Trustee shall be the Company. If the Trustee so elects, it may bring in as a party or parties defendant any other person or persons. No person interested in the Trust, other than the Company, shall have a right to compel an accounting, judicial or otherwise, by the Trustee, and each person shall be bound by all accountings by the Trustee to the Company, as herein provided as if the account had been settled by decree of a court of competent jurisdiction in an action or proceeding to which such person was a party.

		ARTICLE 12:             Communications.

			12.1 The Trustee shall not be responsible in any respect for administering the Plans nor shall the Trustee be responsible for the adequacy of the Trust to meet and discharge any payments and liabilities under the Plans. The Trustee shall be fully protected in relying upon any written notice, instruction, direction or other communication signed by an officer of the Company designated pursuant to this Trust Agreement. The Company, from time to time, shall furnish the Trustee with the names and specimen signatures of the designated officers of the Company and shall promptly notify the Trustee of the termination of office of any designated






- - - 22 -


officer of the Company and the appointment of a successor thereto. Until notified to the contrary, the Trustee shall be fully protected in relying upon the most recent list of the designated officers of the Company furnished to it by the Company.

			12.2 Any action required by any provision of this Trust Agreement to be taken by the Board shall be evidenced by a resolution of such Board certified to the Trustee by the Secretary or an Assistant Secretary of the Company under its corporate seal, and the Trustee shall be fully protected in relying upon any resolution so certified to it. Unless other evidence with respect thereto has been specifically prescribed in this Trust Agreement, any other action of the Company under any provision of this Trust Agreement, including any approval of or exceptions to the Trustee's accounts, shall be evidenced by a certificate signed by an officer of the Company, and the Trustee shall be fully protected in relying upon such certificate. The Trustee may accept a certificate signed by an officer of the Company as proof of any fact or matter that it deems necessary or desirable to have established in the administration of the Trust (unless other evidence of such fact or matter is expressly prescribed herein), and the Trustee shall be fully protected in relying upon the statements in the certificate.







- - - 23 -


			12.3 The Trustee shall be entitled conclusively to rely upon any written notice, instruction, direction, certificate or other communication believed by it to be genuine and to be signed by the proper person or persons.

			12.4 Until written notice is received to the contrary, communications to the Trustee shall be sent to it at its office at 175 Water Street, New York, New York 10038, Attention: Gerald P. Breezley, Corporate Trust Department, Telecopy (212)602-2166, copy to Cole & Deitz, 175 Water Street, New York, New York 10038, Attention: Jeffrey H. Elkin, Trust Counsel; communications to the Company shall be sent to it at its office at 370 Lexington Avenue, New York, New York 10017;
Attention: Chairman of the Board or President, copy to Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, New York 10004;
Attention: Allen Kezsbom. Notice will be deemed received by the Trustee or Company upon the date that such notice is either (1) delivered by hand, or (2) sent by telecopy, or (3) sent by telex, or (4) by certified mail and the certified receipt is signed, or (5) any other method of delivery or mail which is evidenced by a receipt of delivery signed by any employee or agent of the Trustee or Company.



		ARTICLE 13:             Resignation or Removal of Trustee.

			13.1 The Trustee may resign at any time, other than after a Change in Control, upon six (6) months written notice to the Company or such shorter period as is




- - - 24 -


acceptable to the Company (hereinafter referred to as the "Resignation Period") and immediately after the Resignation Period shall have no further duties hereunder. The Trustee will have no duty to find or secure the appointment of a successor upon its resignation pursuant to this Section 13.1 of this Article nor shall its resignation or its termination of any further duties be contingent upon the appointment and qualification of a successor. Promptly after receipt of such notice, the Company shall appoint a successo r trustee, such trustee to become Trustee upon its acceptance of this Trust.

			13.2 After a Change in Control, the Trustee may resign only under one of the following circumstances:

				(a)     A final decision of  a court of
competent jurisdiction removing the Trustee by reason of such court's determination of the existence of a conflict of interest which prevents the Trustee from properly performing its duties hereunder. The Trustee agrees to use its best efforts to avoid any such conflict. For the purpose of this Trust Agreement, the decision of a court shall not be deemed to be final unless the decision is not appealable, or no appeal has been taken from the decision and the time for an appeal has expired. Notwithstanding the foregoing provisions of this Subsection 13.2(a), such resignation shall not be effective unless the Trustee has obtained the agreement of a bank to act as successor trustee which bank (1) is





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among the 100 largest banks in the United States, as measured by deposits, and (2) has a rating of "B/C" or greater based upon the most current rating from Keefe, Bruyett & Woods ("KB&W) or its successor, or if KB&W or its successor should cease to publish ratings, then a short-term debt rating from Moody's of "P-1," or greater, or from Standard and Poor's of "A-1." In any event, the Trustee shall continue to be custodian of the Trust until the new trustee is in place, and the Trustee shall be entitled to expenses and fees through the later of the effective date of its resignation as Trustee or the end of its custodianship of the Trust assets.

				(b)     The Trustee has exhausted all of its
legal remedies and has been unsuccessful in such litigation to require the Company to remit to the Trustee such amounts as are billed pursuant to
Section 6.4 of Article 6 hereof and the assets of the Trust have been exhausted. In such event, the Trustee shall have the right to resign immediately as Trustee, and immediately upon such resignation shall have no further duties hereunder. The Trustee will have no duty to find or secure the appointment of a successor upon its resignation pursuant to this Subsection 13.2(b), nor shall its resignation or the termination of any further duties be contingent upon the appointment and qualification of a successor.







- - - 26 -


			13.3 Prior to a Change in Control, the Company may remove the Trustee upon 30 days written notice to the Trustee, or upon shorter notice if acceptable to the Trustee. Such removal shall become effective, however only upon the occurrence of all of the following events:

				(a)  The appointment by the Company of a
				successor trustee; and

				(b)  The acceptance of the trust by the
				successor trustee; and

				(c)  The delivery of the Trust assets to
				the successor trustee.

			13.4 Each successor trustee shall have the powers and duties conferred upon the Trustee in this Trust Agreement, and the term "Trustee" as used in this Trust Agreement shall be deemed to include any successor trustee. Upon designation or appointment of a successor trustee, the Trustee shall transfer and deliver the Trust to the successor trustee, reserving such reasonable sums as the Trustee shall deem necessary to defray its expenses in settling its accounts, to pay any of its compensation due and unpaid and to discharge any obligation of the Trust for which the Trustee may be liable. If the sums so reserved are not sufficient for these purposes, the Trustee shall be entitled to recover the amount of any deficiency from either the Company or the successor trustee, or both. When the Trust shall have been transferred and delivered to the successor trustee and the accounts of the Trustee have been settled as provided in




- - - 27 -


Article 14 hereof, the Trustee shall be released and discharged from all further accountability or liability for the Trust and shall not be responsible in any way for the further disposition of the Trust or any part thereof.

			13.5 Notwithstanding anything to the contrary, in the event it resigns or is removed, the Trustee shall have a right to have its accounts settled as provided in Article 11 hereof.

		ARTICLE 14:             Amendment of Trust Agreement;
					Termination of Trust.

			14.1 Subject to Section 14.2 of this Article 14, the Company expressly reserves the right at any time prior to the occurrence of a Change in Control to amend in writing or terminate this Trust Agreement and the Trust created thereby to any extent that it may deem advisable.
No amendment shall be made without the Trustee's consent thereto in writing if, and to the extent that, the effect of such amendment is to increase the Trustee's responsibilities hereunder. Such proposed amendment shall be delivered to the Trustee as a written instrument of amendment, duly executed and acknowledged by the Company. The Company also shall deliver to the Trustee a copy of any modifications or amendments to the Plans. The Trustee's consent shall not be required for the termination of the Trust or its removal as Trustee.






- - - 28 -


			14.2 Notwithstanding any other provision of this Trust Agreement other than the following sentence, the provisions of this Trust Agreement and the Trust created thereby may not be amended or terminated by the Company or the Trustee after a Change in Control. The Trustee, after the occurrence of a Change in Control, upon written advice of counsel, may amend the provisions of this Trust Agreement to the extent required by applicable law.

			14.3 In the event the Company terminates the Trust prior to the occurrence of a Change in Control, the Trustee shall reserve such sums it deems necessary to pay its fees and expenses, and shall distribute all remaining assets of the Trust in accordance with the written directions of the Company and the Trustee shall provide the Company with a final written account in accordance with Article 11 hereof.

			14.4 This Trust shall be terminated upon notice to the Trustee by the Company of the final payment of all amounts payable by the Company or its successor thereto to all of the Participants and beneficiaries pursuant to the Plans, and the payments of all amounts due to the Trustee and all costs and expenses chargeable to the Trust. Upon termination of this Trust, the Trustee, the Trustee shall have a right to have its account settled as provided in Article 11 hereof. Promptly upon termination of this Trust, and after payment of all fees, expenses and indemnities due to or incurred by the Trustee hereunder, any remaining portion of the Trust shall be paid to the Company.




- - - 29 -


		ARTICLE  15:    Prohibition of Diversion.

			15.1 Except as provided in Sections 3.2, 14.1, and 15.2 of this Article 15, at no time prior to the satisfaction of all liabilities with respect to Participants and their beneficiaries under the Plans by the Company or its successor shall any part of the corpus and/or income of the Trust be used for, or diverted to, purposes other than for the exclusive benefit of protecting participants and their beneficiaries and the assets of the Trust shall be held for the exclusive purposes of enforcing the rights of Participants in the Plans and their beneficiaries and defraying reasonable expenses of administering the Plans or performing any of the Trustee's duties under this Trust Agreement.

			15.2 Notwithstanding any provision of this Trust Agreement to the contrary, the assets of the Trust shall at all times be subject to claims of the general creditors of the Company and its Affiliates. Upon notice that the Company or any Affiliate may be insolvent, the Trustee shall not pay benefits from Trust assets, shall hold the assets for the general creditors of the Company and its Affiliates, shall in its discretion make an independent determination or promptly seek a judicial determination regarding the insolvency of the Company and its Affiliates,






- - - 30 -



and shall deliver the assets of the Trust to satisfy the claims of creditors, as directed by the court. The Trustee shall resume payments under the terms of the Trust only after determining that the Company and its Affiliates are not insolvent or after receiving a judicial decision to that effect. The Company shall have the duty to inform the Trustee of the insolvency of the Company or its Affiliates. The Company or an Affiliate shall be considered insolvent if it is unable to pay its debts as they mature or if it is subject to a pending proceeding as a debtor under the Bankruptcy Code.

		ARTICLE 16:             Prohibition of Assignment of Interest.

		No interest, right or claim in or to any part of the Trust or any payment therefrom shall be assignable, transferable or subject to sale, mortgage, pledge, hypothecation, commutation, anticipation, garnishment, attachment, execution or levy of any kind, and the Trustee shall not recognize any attempt to assign, transfer, sell, mortgage, pledge, hypothecate, commit or anticipate the same, except to the extent required by law.

		ARTICLE 17:             Miscellaneous.

			17.1 This Trust Agreement shall be interpreted, construed and enforced, and the Trust hereby created shall be administered, in accordance with the laws of the United States and of the State of New York. Nothing in this Trust Agreement shall be construed to subject the Trust created hereunder to the Employee Retirement Income Security Act of 1974, as amended.




- - - 31 -


			17.2 In the event that any action is brought by the Trustee against the Company (1) in its individual capacity, or (2) on behalf of or in the name of any Plaintiff (s) individually, collectively or as a class action pursuant to Article 6, the Company hereby agrees and consents to exclusive jurisdiction and venue in any court of competent jurisdiction in the State of New York.

			17.3 The Company shall, at any time and from time to time, upon the reasonable request of the Trustee, execute and deliver such further instruments and do such further acts as may be necessary or proper to effectuate the purpose of this Trust Agreement.

			17.4    The titles to Articles of this Trust
Agreement are placed herein for convenience of reference only, and this Trust Agreement is not to be construed by reference thereto.

			17.5 This Trust Agreement shall bind and inure to the benefit of the successors and assigns of the Company and the Trustee, respectively.

			17.6 This Trust Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original but all of which together shall constitute by one instrument, which may be sufficiently evidenced by any counterpart.






- - - 32 -


			17.7 If any provision of this Trust Agreement is determined to be invalid or unenforceable the remaining provisions shall not for that reason alone also be determined to be invalid or unenforceable.

			17.8 Each Participant and his beneficiary is an intended beneficiary under this Trust, and shall be entitled to enforce all terms and provisions hereof with the same force and effect as if such person had been a party hereto.

		IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be executed in their respective names by their duly authorized officers under their corporate seals as of the day and year first above written.

				CHOCK FULL O' NUTS CORPORATION

				By_________________________________
ATTEST:                           Chairman of the Board



_________________________
	    President
				 NATIONAL WESTMINSTER BANK USA



			       By__________________________________
ATTEST:                          Assistant Vice President



_________________________
	Trust Officer



- - - 33 -



STATE OF NEW YORK                       )
					:       SS.:
COUNTY OF NEW YORK                      )


		On this 2nd day of June, 1988, before me personally came Dr. Leon Pordy, to me known, who, being by me duly sworn, did depose and say that he resides at 1125 Park Avenue, New York, NY, and that he is Chairman of the Board of Chock full o' Nuts Corporation, one of the corporations described in and which executed the foregoing instrument;
that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.



				________________________________
				    NOTARY PUBLIC


STATE OF NEW YORK                       )
					:       SS.:
COUNTY OF NEW YORK                      )


		On this 3rd day of June, 1988, before me personally came Gerald P. Breezley, to me, known, who, being by me duly sworn, did depose and say that he resides at 501 Court Street., Hoboken, NJ, and that he is Assistant Vice President of National Westminster Bank USA the national banking association described in and which executed the foregoing instrument; that he knows the seal of said national banking association; that the seal affixed to said instruments such corporate seal; that it was so affixed by order of the Board of Directors of said national banking association; and that he signed his name thereto by like order.



				 ________________________________
				  NOTARY PUBLIC










- - - 34 -



EXHIBIT A


Authorization Pursuant to Article 6.3 of
Chock Full O'Nuts Corporation Benefits Protection Trust


TO:             NATIONAL WESTMINSTER BANK USA



		This is to authorize the __________________________as Trustee Chock Full O'Nuts Corporation Benefits Protection Trust (the "Trust") to institute and maintain legal proceedings against the Company (as defined in the Trust) or other appropriate person or entity to assert the following claim(s) on my behalf: [nature of claim]. The Trustee shall have the powers and be subject to the procedures set forth in Article 6 of the Trust (a copy of which I have already received and reviewed).

		Any proceedings by the Trustee under this authorization may be initiated in my name as a plaintiff (or as a member of a class) or in the name of the Trustee, or both, as the Trustee determines is necessary or appropriate at the time proceedings are commenced.


				    ____________________________
				      Participant










- - - 35 -



EXHIBIT B


Revocation of Authorization Under Article 6.3 of
CHOCK FULL O' NUTS CORPORATION Benefits Protection Trust



TO:             NATIONAL WESTMINSTER BANK USA


		This is to notify you that I revoke any prior authorization I have given to you as Trustee of the Chock Full O'Nuts Corporation Benefits Protection Trust (the "Trust") to maintain legal proceedings against the Company (as defined in the Trust), or otherwise to assert the following claim(s) on my behalf: [nature of claim(s)].

		I understand that this Revocation of Authorization is conditioned upon, and shall not be effective until, the appointment by me of my own counsel and the appearance of that counsel in any legal proceeding on my behalf in lieu of counsel retained by the Trustee. I understand further that, upon the occurrence of these conditions, the Trustee shall have no obligation to proceed further on my behalf, or to pay any costs or expenses incurred after the delivery of this Revocation of Authorization.



				       __________________________
					 Participant





- - - 36 -



Schedule 1


THE PLANS


		The following Company plans and agreements (collectively referred to as the "Plans") are subject to this Trust:

		1. Amendment and Restatement of Employment Agreement dated as of May 25, 1988, between the Company and Anthony J. Fazzari.

		2. Amendment and Restatement of Employment Agreement dated as of May 25, 1988, between the Company and Richard Kassar.

		3. Amendment and Restatement of Employment Agreement dated as of May 25, 1988, between the Company and George Rudy.

		4. Amendment and Restatement of Employment Agreement dated as of May 25, 1988, between the Company and Howard M. Leitner.

		5. Amendment and Restatement of Employment Agreement dated as of May 25, 1988, between the Company and Dr. Leon Pordy.

		6. Amendment and Restatement of Employment Agreement dated as of May 25, 1988, between the Company and Joseph A. Breslin.

		7. Amendment and Restatement of Employment Agreement dated as of May 25, 1988, between the Company and Martin J. Cullen.

		8. Amendment and Restatement of Employment Agreement dated as of May 25, 1988, between the Company and Neil S. Bonne.














- - - 37 -




		9. Employment Agreement dated as of May 25, 1988, between the Company and Raymond Hickey.

		10. Employment Agreement dated as of May 25, 1988, between the Company and Peter Baer.

		11. Employment Agreement dated as of May 25, 1988, between the Company and Ismar Reich.

		12. Employment Agreement dated as of May 25, 1988, between the Company and Max Apfelbaum.

		13. Chock Full O'Nuts Corporation Severance Policy, effective May 25, 1988.

		14. Deferred Compensation Plan for Certain Key Executives, effective August 1, 1987.

		15. Chock Full O'Nuts Incentive Compensation Plan, effective January 12, 1984 and Stock Bonus Plan and Trust.


























- - - 38 -



Schedule 2


NATIONAL WESTMINSTER BANK USA

Fee Schedule


1.      Acceptance Fee:                                         $ 7,500

2.      Annual Administration Fee:
	   (Pro-rated through July 31,
	   1988; thereafter payable
	   in advance, based on the
	   Company's fiscal year,
	   beginning on August 1, 1988.)

	   (a)  Prior to a Change in Control                    $20,000
		payable semi-annually in
		advance.

	   (b)  Subsequent to a Change in
		Control on a monthly basis
		in advance.                                     $50,000

3.      Out of Pocket Expenses                                  (As incurred)

4.      Reasonable legal fees for                               (As incurred)
	Trustee's Counsel (Cole & Deitz)
	for initial review of Schedule 1
	Plans and for other services to
	Trustee.














- - - 39 -